UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 18, 2018 (May 15, 2018)
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 15, 2018, at the Annual Meeting of Shareholders (the “Annual Meeting”) of Marriott Vacations Worldwide Corporation (the “Company”), a total of 24,787,854 shares of the Company’s common stock (93.3 percent of all shares entitled to vote at the Annual Meeting) were represented, in person or by proxy. At the Annual Meeting, shareholders considered: (1) the election of Melquiades R. Martinez and Stephen P. Weisz as Class III Directors; (2) the ratification of the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year; and (3) the approval of an advisory resolution on executive compensation. The Company’s shareholders voted as follows on these matters:
(1) The Company’s shareholders elected the two director nominees named in the Proxy Statement as Class III directors with the following votes:

Nominee	For	Withheld	Broker Non-Vote
Melquiades R. Martinez	21,286,129	689,610	2,812,115
Stephen P. Weisz	21,916,287	59,452	2,812,115
(2) The Company’s shareholders ratified the selection by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent auditors for the current fiscal year with the following votes:

For	Against	Abstain	Broker Non-Vote
24,731,035	44,283	12,536	—
(3) The Company’s shareholders approved an advisory resolution on executive compensation with the following votes:

For	Against	Abstain	Broker Non-Vote
21,650,936	279,432	45,371	2,812,115

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: May 18, 2018	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial and Administrative Officer

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